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SABA PETROLEUM COMPANY
Exhibit 11.1
Computation of Earnings (Loss) Per Common Share
For the Three Months Ended March 31, 1998 and 1997
                                                                                       Three months Ended
                                                                                            March 31

                                                                                   1998                   1997
                                                                                   ----                   ----



Basic Earnings
      Net income (loss) before minority interest
        in earnings (loss) of consolidated subsidiary                             (12,023,201)              1,530,012

      Minority interest in earnings (loss) of
        consolidated subsidiary                                                          6,701               (88,430)
      Preferred Stock dividends                                                      (150,000)
                                                                                                                    -
                                                                            -------------------     ------------------
                                                                            ===================     ==================
      Net income (loss) available to Common                                       (12,166,500)              1,441,582
                                                                            ===================     ==================

Basic Shares
      Weighted average number of Common
                                                                            ===================     ==================
        Shares outstanding                                                          10,917,991             10,442,356
                                                                            ===================     ==================

Basic Earnings per Common Share
                                                                            ===================     ==================
      Net income (loss) available to Common                                      $ (1.11)                $ 0.14
                                                                            ===================     ==================

Diluted Earnings
      Net income (loss) before minority interest
        in earnings (loss) of consolidated
        subsidiary                                                                (12,023,201)              1,530,012

      Minority interest in earnings (loss) of
        consolidated subsidiary                                                          6,701               (88,430)

      Preferred stock dividends                                                      (150,000)              -

      Plus interest expense attributable
        to Debentures, net of related income taxes                                  -                          51,289

                                                                            -------------------
                                                                            ===================     ==================
      Net income (loss) available to Common                                       (12,166,500)              1,492,871
                                                                            ===================     ==================

Diluted Shares
      Weighted average number of Common
        Shares outstanding                                                          10,917,991             10,442,356
      Effect of dilutive securities:
        Of shares underlying options                                                -                         404,013
        Of shares underlying convertible
           Debentures                                                               -                       1,171,491
                                                                            -------------------
                                                                            ===================     ==================
      Diluted Shares                                                                10,917,991             12,017,860
                                                                            ===================     ==================

Diluted Earnings per Common Share
                                                                            ===================     ==================
      Net income (loss)                                                          $ (1.11)                $ 0.12
                                                                            ===================     ==================

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